Exhibit 5.1

DLA Piper LLP (US)
The Marbury Building
6225 Smith Avenue
Baltimore, Maryland 21209-3600
www.dlapiper.com
T 410.580.3000 F 410.580.3001

April 4, 2016

W. P. Carey Inc.

50 Rockefeller Plaza

New York, New York 10020

Re:                            W. P. Carey Inc.

Ladies and Gentlemen:

We have acted as outside counsel to W. P. Carey Inc., a Maryland corporation (the “Company”), and have been requested to render this opinion in connection with the offer and sale of Two Hundred Seventeen Thousand Eleven (217,011) shares of common stock, par value $0.001 per share, of the Company (the “Securities”) from time to time by the selling shareholder (the “Selling Shareholder”) named in the prospectus supplement dated April 1, 2016 (the “Prospectus Supplement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) on April 4, 2016 pursuant to Rule 424(b) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and the accompanying prospectus dated March 7, 2014 (the “Base Prospectus” and together with the Prospectus Supplement, the “Prospectus”), that forms a part of the automatic shelf registration statement on Form S-3 (File No. 333-194389), dated January 21, 2015 and filed by the Company with the Commission on January 21, 2015 (excluding the documents incorporated by reference therein, the “Registration Statement”) under the Securities Act.  The Securities were issued and sold by the Company to the Selling Shareholder pursuant to the Stipulation in the matter captioned Kärst v. W. P. Carey Inc., dated March 29, 2016, Index No.  653827/2015 Part 53 (the “Stipulation”).  This opinion is being provided at your request pursuant to Item 601(b)(5) of Regulation S-K, 17 C.F.R. §229.601(b)(5), in connection with the filing of a Current Report on Form 8-K by the Company with the Commission on the date hereof (the “Form 8-K”) and supplements our opinion, dated March 7, 2014, previously filed as Exhibit 5.1 to the Registration Statement.

In our capacity as the Company’s outside counsel, we have reviewed originals or copies, certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

(a)           The charter of the Company, as in effect on the date hereof, represented by the Articles of Amendment and Restatement filed of record with the Maryland State Department of Assessments and Taxation (the “SDAT”) on June 21, 2012, the Articles of Merger filed of record with the SDAT on September 27, 2012 and effective as of September 28, 2012 and the Articles Supplementary filed of record with the SDAT on January 27, 2015 (each in the form attached to the Officer’s Certificate (as defined below)) (the “Charter”);

(b)           The Third Amended and Restated Bylaws of the Company, dated as of January 22, 2016 and as in effect on the date hereof (in the form attached to the Officer’s Certificate) (the “Bylaws”);

(c)           The Registration Statement, including the Base Prospectus contained therein;

(d)           The Prospectus;

(e)           The Prospectus Supplement;

(f)            A conformed copy of the Stipulation (as attached to the Officer’s Certificate);

(g)           A copy of the stock certificate or written statement evidencing the Securities (as attached to the Officer’s Certificate);

(h)           A certificate of an officer of the Company, dated as of the date hereof, as to certain factual matters (the “Officer’s Certificate”);

(i)            A certificate of the Chief Legal Officer of the Company, dated as of the date hereof, as to the resolutions adopted by the Company’s Board of Directors and a committee thereof (the “Chief Legal Officer Certificate”);

(j)            Resolutions adopted by the Company’s Board of Directors on January 23, 2014, September 17, 2015 and March 18, 2016 relating to, among other things, the preparation and filing of the Registration Statement, the preparation and filing of the Prospectus Supplement and the authorization of the issuance and sale of the Securities pursuant to the Stipulation (in each case, as attached to the Chief Legal Officer Certificate);

(k)           Resolutions adopted by a committee of the Company’s Board of Directors on March 4, 2014 relating to, among other things, the preparation and filing of the Registration Statement, including the Base Prospectus included therein at the time the Registration Statement became effective (as attached to the Chief Legal Officer Certificate);

(l)            A short form good standing certificate with respect to the Company issued by the SDAT, dated as of a recent date; and

(m)          Such other documents as we have considered necessary to the rendering of the opinion expressed below.

In examining the Documents, and in rendering the opinion set forth below, we have assumed, without independent investigation, the following:  (a) each of the parties to the Documents (other than the Company) has duly and validly authorized, executed and delivered each of the Documents to which such party (other than the Company) is a signatory and each instrument, agreement and other document executed in connection with the Documents to which such party (other than the Company) is a signatory and each such party’s (other than the Company’s) obligations set forth in such Documents and each other instrument, agreement and other document executed in connection with such Documents, are its legal, valid and binding obligations, enforceable in accordance with their respective terms; (b) each person executing any Document and any other instrument, agreement and other document executed in connection with the Documents on behalf of any such party (other than the Company) is duly authorized to do so; (c) each natural person executing any Document and any other instrument, agreement and other document executed in connection with the Documents is legally competent to do so; (d) there are no oral or written modifications of or amendments or supplements to the Documents (other than such modifications or amendments or supplements identified above and attached to the Officer’s Certificate) and there has been no waiver of any of the provisions of the Documents by actions or conduct of the parties or otherwise; and (e) all Documents submitted to us as originals are authentic, all Documents submitted to us as certified or photostatic copies or telecopies or portable document file (“.PDF”) copies conform to the original Documents (and the authenticity of the originals of such copies), all signatures on all documents submitted to us for examination (and including signatures on photocopies, telecopies and .PDF copies) are genuine, and all public records reviewed are accurate and complete.  As to all factual matters relevant to the opinion set forth below, we have relied upon the statements contained in the Stipulation and the representations and warranties made in the Officer’s Certificate and the Chief Legal Officer Certificate as to the factual matters set forth therein, which we assume to be accurate and complete, and on the written statements of public officials and our review of the Documents.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that the Securities have been duly authorized and are validly issued, fully paid and non-assessable.

The opinion expressed above is subject to the following assumptions, exceptions, qualifications and limitations:

(a)           The foregoing opinion is rendered as of the date hereof. We assume no obligation to update such opinion to reflect any facts or circumstances that may hereafter come to our attention or changes in the law which may hereafter occur.

(b)           We have made no investigation of, and we express no opinion as to, the laws of any jurisdiction other than the laws of the State of Maryland.  This opinion concerns only the effect of the laws (exclusive of the principles of conflict of laws) of the State of Maryland as currently in effect.

(c)            We express no opinion as to compliance with the securities (or “blue sky”) laws of any jurisdiction.

(d)           We have assumed that the Securities will not be issued or transferred in violation of the restrictions on transfer and ownership contained in Article VI of the Charter.

(e)            This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

We consent to the filing of this opinion with the Commission as an exhibit to the Current Report on Form 8-K and to the reference to our firm under the heading “Legal Matters” in the Prospectus Supplement relating to the Securities.  In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

DLA Piper LLP (US)

/s/ DLA Piper LLP (US)